UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2008

TEXADA VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51563

(Commission File Number)

98-0431245

(IRS Employer Identification No.)

Suite 720-999 West Broadway, Vancouver, B.C., Canada V5Z 1K5

(Address of principal executive offices and Zip Code)

(604) 562-6915

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On October 18, 2007, Texada Ventures Inc. (the “Registrant”) entered into a Loan Agreement (the “Loan Agreement”) with John Veltheer, the President, Secretary, Treasurer and sole Director of the Registrant, pursuant to which Mr. Veltheer agreed to loan $50,000 (the “Principal Amount”) to the Registrant at a rate of interest equal to 12% per annum, payable on October 18, 2007 (the “Loan”). The Loan was evidenced by a Promissory Note, dated as of October 18, 2006 (the “Promissory Note”), issued by the Registrant to Mr. Veltheer.

On November 8, 2007, the Registrant and Mr. Veltheer entered into a Loan Extension Agreement (the “Loan Extension Agreement”, and together with the Loan Agreement and the Promissory Note, the “Loan Documents”) pursuant to which Mr. Veltheer agreed to extend the maturity date of the Loan from October 18, 2007 to October 18, 2008, in consideration for the payment by the Registrant to Mr. Veltheer of $6,000 constituting the interest due under the Promissory Note as of October 18, 2007.

On March 27, 2008, the Registrant and Mr. Veltheer executed a Payoff Letter providing for the payment by the Registrant to Mr. Veltheer of $58,500 constituting the Principal Amount and all accrued interest owing under the Promissory Note as of March 18, 2008 (the “Payoff Date”). Pursuant to the Payoff Letter, the Registrant and Mr. Veltheer acknowledged and agreed that all of the outstanding obligations of the Registrant under the Loan Documents will have been paid, satisfied and discharged in full as of the Payoff Date, and that on the Payoff Date, all of the terms, covenants and provisions of the Loan Documents will have been terminated and shall be of no further force or effect.

Item 9.01	Financial Statement and Exhibits
Exhibit 99.1 (1)	Loan Agreement, dated October 18, 2006, between Texada Ventures Inc. and John Veltheer
Exhibit 99.2 (2)	Loan Extension Agreement, dated November 8, 2007, between Texada Ventures Inc. and John Veltheer
Exhibit 99.3	Payoff Letter, dated March 27, 2008, between Texada Ventures Inc. and John Veltheer

_____________________

(1)	Previously filed as Exhibit 10.2 to Form 10-QSB filed with the SEC on October 20, 2006.
(2)	Previously filed as Exhibit 99.3 to Form 8-K filed with the SEC on November 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXADA VENTURES INC.

By: /s/ John Veltheer

John Veltheer

President, Secretary, Treasury and Director

Dated: March 27, 2008